                                                                      EXHIBIT 15

                      ACKNOWLEDGEMENT OF ERNST & YOUNG LLP

August 21, 2002

Stockholders and Board of Directors
CUNO Incorporated

We are aware of the incorporation by reference in the Registration Statement (Form S-8 No. 333-39763) pertaining to the CUNO Incorporated 1996 Stock Incentive Plan, the CUNO Incorporated Non-Employee Director's Stock Option Plan, and the CUNO Incorporated Savings and Retirement Plan and the Registration Statement (Form S-8 No. 333-54388) pertaining to the CUNO Incorporated 1996 Stock Incentive Plan and the CUNO Incorporated Non-Employee Directors' Stock Option Plan of our report dated August 16, 2002 relating to the unaudited condensed consolidated interim financial statements of CUNO Incorporated that are included in its Form 10-Q for the three-month and nine-month periods ended July 31, 2002.


                                    /s/ Ernst & Young, LLP
Hartford, Connecticut


                                       24